Exhibit 99.1

         December 15, 2011

Contact:	Douglas J. Glenn
Interim President and Chief Executive Officer
(757) 217-3634

THE BANK OF HAMPTON ROADS ANNOUNCES EXECUTIVE MANAGEMENT APPOINTMENTS

Richards Appointed President – Virginia/North Carolina
Mears Appointed President – Commercial Banking

Norfolk, Virginia, December 15, 2011:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads ( “BHR”) and Shore Bank (“Shore”), today announced that BHR has appointed Donna W. Richards President – Virginia/North Carolina.  W. Thomas Mears, currently President and CEO of Shore, will retain this title and assume the additional title of President – Commercial Banking for BHR.

In her new position, Richards will have responsibility for all of BHR’s branches, marketing, Gateway Investment Services, and the newly-created Small Business Banking and Private Banking units.

BHR’s Market Presidents and newly-created Real Estate Lending unit will report to Mears in his new position. Reporting relationships in his position as President and CEO of Shore will not change.

Douglas J. Glenn, the Company’s Interim President and Chief Executive Officer, said, “Building on our strong community banking franchise in attractive markets, sound capital base and improving fundamentals, our focus in 2012 and beyond will be on leveraging our team of strong banking professionals to serve the needs of our customers and drive profitable growth.  Donna and Tom, with their depth and breadth of banking experience, proven track records of leadership and deep roots in our region, exemplify the strength of our team.”

Richards has been with BHR and its predecessor organizations, Gateway Bank and The Bank of Richmond, since 2005.  At Gateway, she served as Senior Vice President and Senior Banking Executive and, prior to that, as Charlottesville Market President.  Prior to joining The Bank of Richmond in May 2005, Richards served as Chief Operating Officer on the management team that opened Charlottesville-based Sonabank in 2005.  Prior to Sonabank, she was Senior Vice President of Commercial Lending at Northern Virginia-based Southern Financial Bank and also served nearly ten years in various positions at Guaranty Bank, finally as Chief Operating Officer. Her career spans 25 years, with a broad range of experience that includes retail banking, audit, mortgage banking, and commercial lending.

 Mears joined BHR in January, 2011 from Wilmington Trust, where he was Market Manager – Lower Delaware and Eastern Shore of Maryland.  Prior to Wilmington Trust, Mears served in positions of increasing responsibility with Peninsula Bank, an affiliate of Mercantile Bankshares Corp., from 1989 to 2006, then served as Regional President/Market Executive for PNC after its acquisition of Mercantile Bankshares Corp.  He has over 20 years of banking experience in markets on the Eastern Shore of Maryland and surrounding areas.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements about the Company’s strength, capital base, profitability and growth.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended, Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through seven banking offices, ATMs and a recently opened loan production office in West Ocean City, Maryland. Through various affiliates, the Banks also offer mortgage banking services and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.” Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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